Exhibit 99.1

PROS HOLDINGS REPORTS RECORD SECOND QUARTER 2007
FINANCIAL RESULTS

Pricing and Revenue Optimization Leader Reports Record Quarterly Revenue

•      Record revenues of $14.4 million, an increase of 34% year-over-year

•      Non-GAAP income from operations of $2.4 million, an increase of 65% year-over-year

•      Non-GAAP net income of $1.6 million or $0.07 per fully diluted share

•      Initial public offering completed June 28, 2007

Houston, Texas, — Aug 6, 2007 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, today announced financial results for the second quarter ended June 30, 2007.

Revenues for the second quarter of 2007 were a record $14.4 million, a 34% increase over the second quarter of 2006.  License and implementation revenues were $9.9 million in the quarter, an increase of 49% from $6.7 million in the prior year period.

For the quarter ended June 30, 2007, PROS reported income from operations, in accordance with GAAP, of $2.0 million compared with $1.5 million for the same period in 2006, a 37% increase.  Net income per diluted share was $0.06 for the quarter compared to net income per diluted share of $0.07 for the same period in 2006.  The decrease was principally related to interest expense related to the debt incurred in connection with redemptions of preferred stock and payments of dividends before the Company went public.

Bert Winemiller, Chairman and CEO of PROS stated, “The completion of our IPO at the end of June was just one event in what was another successful quarter for PROS. We are pleased to share highlights from the second quarter and first half of 2007.  The second quarter of 2007 marked record revenue and strong operating income.  Second quarter revenue was $14.4 million, which was up 34% on a year-over-year basis.  Our non-GAAP operating income was $2.4 million, up 65% year-over-year, and we produced non-GAAP earnings per share of $0.07.

“We continue to experience strong demand for our pricing and revenue optimization software products running on the industry leading PROS Pricing Platform,” stated Bert.  “PROS Pricing Analytics, Pricing Execution and Pricing Optimization products deliver the Power of Pricing Excellence to our customers and provide innovative advanced pricing science and high-performance real-time transaction processing.  PROS proven track record, proven processes and proven products are the foundation of our success and has allowed us to attain outstanding levels of customer satisfaction.”

Non-GAAP income from operations was $2.4 million, which excludes non-cash stock-based compensation expense of $0.4 million, representing growth of 65% on a year-over-year basis. Non-GAAP net income of $1.6 million or $0.07 per share was in line with non-GAAP net income in the second quarter of 2006.

The attached table represents a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the second quarter and six months ended June 30, 2007 and 2006.

Cash and equivalents were $4.2 million for the second quarter and decreased from $42.5 million at the end of 2006, primarily due to the redemption of preferred stock and payments of dividends.  The cash position as of June 30, 2007 does not include net proceeds of $52.4 million from the company’s initial public offering, which closed in July.

Charlie Murphy, Executive Vice President and Chief Financial Officer added, “We are pleased to have completed our IPO and to be able to report continued growth for PROS in the second quarter.  Our revenue model provides a high level of predictability to our business and adds to our history of profitability and positive operating cash flow.  Our overall gross margin of 70.0% in the second quarter is a record for PROS, with non-GAAP operating margin at 17% for the quarter.”

Financial Outlook

Based on information as of June 30, 2007, PROS is initiating guidance for the third quarter and full year as follows:

Third Quarter of Fiscal Year 2007:

•                  Revenue:  The Company expects total revenue in the range of $15.9 million to $16.3 reflecting revenue growth rates at the midpoint of 29% compared to the third quarter of 2006.

•                  Non-GAAP Income from Operations:  The Company is projecting non-GAAP income from operations of $2.0 to $2.3 million.  Non-GAAP income from operations for the third quarter excludes estimated stock based compensation expense of $0.5 million.

•                  Non-GAAP Net Income and Non-GAAP Diluted Earnings Per Share:  The Company is projecting non-GAAP net income of $1.9 to $2.1 million and non-GAAP diluted earnings per share of $0.07 to $0.08 based on an estimated weighted average of 26.8 million diluted shares and an estimated effective tax rate of 21%.  Non-GAAP net income for the third quarter excludes estimated stock based compensation expense of $0.5 million and the expensing of deferred financing costs of $0.4 million in connection with the repayment of a $20 million credit facility.

•                  GAAP Income from Operations, GAAP Net Income & GAAP Fully Diluted Earnings Per Share:  The Company is projecting GAAP income from operations of $1.5 to $1.8 million; GAAP net income of $1.2 to $1.4 million and GAAP diluted earnings per share of $0.04 to $0.05.

Fiscal Year 2007:

•                  Revenue:  The Company expects total revenue in the range of $60.3 to $61.5 million reflecting revenue growth rates at the midpoint of 32% compared to fiscal year 2006.

•                  Non-GAAP Income from Operations:  The Company is projecting non-GAAP income from operations of $8.9 to $9.9 million.  Non-GAAP income from operations for the full year excludes estimated stock based compensation expense of $1.4 million.

•                  Non-GAAP Net Income and Non-GAAP Diluted Earnings Per Share:  The Company is projecting non-GAAP net income of $7.7 to $8.5 million and non-GAAP diluted earnings per share of $0.32 to $0.35 based on an estimated weighted average of 24.1 million diluted shares and an estimated effective tax rate of 21%.  Non-GAAP net income for the full year excludes estimated stock based compensation expense of $1.4 million and the expensing of deferred financing costs of $0.4 million in connection with the repayment of the $20 million credit facility from the proceeds from the IPO.

•                  GAAP Income from Operations, GAAP Net Income & GAAP Fully Diluted Earnings Per Share:  The Company is projecting GAAP income from operations of $7.4 to $8.4 million; GAAP net income of $6.3 to $7.1 million and GAAP diluted earnings per share of $0.26 to $0.29.

Conference Call Details
In conjunction with this announcement, PROS Holdings will host a conference call on August 6, 2007, at 5:00 p.m. (EDT) to discuss the company’s financial results.  To access this call, dial 866-800-8651 (domestic) or 617-614-2704 (international).  The pass code for the call is 20869108.  Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international).  The replay pass code is 36775327.  An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution, and price optimization.  By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance.  PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics.  PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100s of simultaneous users and sub-second electronic transactions.  PROS also provides a range of services that include analyzing a company’s current pricing processes and implementing software products to improve pricing performance.  PROS has over 200 product installations across a range of industries in more than 40 countries.

Founded in 1985, PROS is headquartered in Houston, Texas.  Today, PROS has over 300 employees, more than 100 with advanced degrees and over 20 with Ph.D.s.  To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS future financial performance, new product development, market growth, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statement contained in this press release are based upon PROS historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) PROS ability to perform at the levels required to meet its future financial performance expectations, (b) PROS ability to develop new products and product enhancements with the required functionality desired, (c) the ability of the market for enterprise software to grow, (d) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business, and (e) PROS ability to maintain historical maintenance renewal rates. Additional information relating to the uncertainty affecting the PROS business are contained in PROS filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP.  This information includes non-GAAP net income and non-GAAP earnings per share.  PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS ongoing operational performance.  PROS believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results.   As noted, the non-GAAP financial measures discussed above are share-based compensation expense in the three and six months ended June 30, 2007 of $0.4 million and $0.5 million, respectively pursuant to SFAS 123(R) and the expensing in the third quarter of deferred financing costs of $0.4 million in connection with the repayment of the $20 million credit facility.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above.  A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

PROS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2007	2006

Assets
Current assets
Cash and cash equivalents	$4,169	$42,540
Accounts and unbilled receivables, net of allowance of $1,180,000 and $1,190,000 respectively	16,010	13,789
Prepaid expenses and other	2,528	2,200

Total current assets	22,707	58,529
Property and equipment, net	2,474	2,373
Other assets	4,359	2,144

Total assets	$29,540	$63,046

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$200	$—
Accounts payable	2,156	584
Accrued liabilities	3,038	3,966
Accrued contract labor	1,424	1,405
Accrued payroll	1,723	2,919
Deferred revenue	22,443	22,080

Total current liabilities	30,984	30,954
Long-term debt	19,750	—
Long-term deferred revenue	4,806	4,132
Commitments and contingencies
Redeemable preferred stock, $0.001 par value, 3,921,312 shares authorized, 0 and 2,627,282 shares outstanding, respectively	—	17,283
Stockholders’ equity
Common stock, 20,669,134 and 19,733,689 shares outstanding	25	24
Additional paid-in capital	406	7,813
Common stock warrants	226	226
Treasury stock, 3,847,040 common shares at cost	(8,938)	(8,938)
Retained (deficit) earnings	(17,719)	11,552

Total stockholders’ (deficit) equity	(26,000)	10,677

Total liabilities and stockholders’ equity (deficit)	$29,540	$63,046

PROS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2007	2006	2007	2006

Revenue

License and implementation	$9,893	$6,657	$18,916	$12,364
Maintenance and support	4,522	4,078	8,951	7,989

Total revenue	14,415	10,735	27,867	20,353

Cost of revenue
License and implementation	3,218	2,862	6,407	5,267
Maintenance and support	1,105	952	2,094	1,819

Total cost of revenue	4,323	3,814	8,501	7,086

Gross profit	10,092	6,921	19,366	13,267
Gross margin	70.0%	64.5%	69.5%	65.2%

Operating expenses
Selling, general and administrative	3,777	3,207	6,925	6,570
Research and development	4,324	2,258	8,065	4,404

Total operating expenses	8,101	5,465	14,990	10,974

Income from operations	1,991	1,456	4,376	2,293
Other income (expense)
Interest income	62	477	595	907
Interest expense	(441)	—	(458)	—

Income before income taxes	1,612	1,933	4,513	3,200
Income tax provision	344	381	950	631

Net income	$1,268	$1,552	$3,563	$2,569

Accretion of preferred stock	—	(131)	(82)	(262)

Net earnings attributable to common stockholders	$1,268	$1,421	$3,481	$2,307

Net earnings attributable to common stockholders per share:
Basic	$0.06	$0.07	$0.17	$0.12
Diluted	$0.06	$0.07	$0.16	$0.11

Weighted average number of shares:
Basic	20,669,134	19,609,545	20,216,903	19,596,992
Diluted	21,818,421	20,732,661	21,366,190	20,720,108

PROS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - RECONCILIATION OF

GAAP TO NON-GAAP

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net income	$1,268	$1,552	$3,563	$2,569

GAAP 123R (Non-Cash Compensation):
Cost of revenue	62	—	81	—
Selling, general and administrative	219	—	268	—
Research and development	124	—	160	—
Total operating expenses	405	—	509	—

Tax impact related to GAAP adjustments	(86)	—-	(107)	—

Non-GAAP net income	1,587	1,552	3,965	2,569

Accretion of preferred stock	—	(131)	(82)	(262)

Non-GAAP net earnings attributable to common stockholders	$1,587	$1,421	$3,883	$2,307

Basic	$0.08	$0.07	$0.19	$0.12
Diluted	$0.07	$0.07	$0.18	$0.11

Shares used in computing net income per common share
Basic	20,669,134	19,609,545	20,216,903	19,596,992
Diluted	21,818,421	20,732,661	21,366,190	20,720,108

Income from operations	$1,991	$1,456	$4,376	$2,293

GAAP 123R (Non-Cash Compensation):	405	—	509	—

Non-GAAP income from operations	$2,396	$1,456	$4,885	$2,293

PROS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2007	2006

Operating activities

Net income	$3,563	$2,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	595	729
Noncash compensation	509	—
Other, net	21	—
Changes in operating assets and liabilities:
Accounts receivable, net	(867)	(160)
Unbilled receivables	(1,354)	(271)
Prepaid expenses and other	(304)	(320)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(2,062)	(3,337)
Deferred revenue	1,037	3,609

Net cash provided by operating activities	1,138	2,819

Investing activities
Purchases of property and equipment	(696)	(372)

Net cash used in investing activities	(696)	(372)

Financing activities
Proceeds from long-term debt	20,000	—
Dividend on common stock	(41,329)	—
Payments on long-term debt	(50)	—
Redemption of redeemable preferred stock	(17,365)	—
Exercise of stock options	661	18
Offering costs	(313)	—
Deferred loan costs	(418)	—

Net cash provided by (used in) financing activities	(38,814)	18
Net (decrease) increase in cash and cash
equivalents	(38,372)	2,465
Cash and cash equivalents
Beginning of period	42,540	38,490

End of period	$4,168	$40,955

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com

Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com